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[LETTERHEAD] KANE KESSLER, P.C.


                                 April 11, 1997





Ground Round Restaurants, Inc.
35 Braintree Hill Office Park
Braintree, Massachusetts 02184


                      Re:  Ground Round Restaurants, Inc. --
                           Amendment No. 1 to Registration Statement on Form S-3


Ladies and Gentlemen:


                  We have acted as special counsel to Ground Round Restaurants, Inc., a New York corporation ("GRR"), in connection with the preparation of the Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") being filed by GRR on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration pursuant to the Act for resale of up to 4,235,400 shares of common stock, par value $.16 2/3 per share (the "Common Stock"), of GRR and up to 501,500 shares of Common Stock issuable upon conversion of certain convertible notes described in the Registration Statement.








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KANE KESSLER, P.C.

Ground Round Restaurants, Inc.

April 11, 1997

Page 2




                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours


                                              /s/ Jeffrey S. Tullman
                                              KANE KESSLER, P.C.